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                                                                    EXHIBIT 23.6


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of the Amkor Technology, Inc. Registration Statement on Form S-8 relating to the 1998 Stock Plan, 1998 Employee Stock Purchase Plan, 1998 Director Option Plan and the 1998 Stock Option Plan for French Employees.

                         /s/ SIANA CARR & O'CONNOR, LLP
                         ------------------------------
                         SIANA CARR & O'CONNOR, LLP

Paoli, Pennsylvania
August 26, 1998